Exhibit 99.1

AEO Inc. Announces $200 Million Accelerated Share Repurchase Program

March 17, 2025

PITTSBURGH — (BUSINESS WIRE) – American Eagle Outfitters Inc. (NYSE: AEO) today announced that it has entered into an accelerated share repurchase agreement (ASR) with Bank of America, N.A. to repurchase $200 million of its common stock. This equates to approximately 18.1 million shares, at the closing price on March 14, 2025 and represents approximately 9.5% of the company’s fully diluted outstanding stock. The company intends to complete the ASR in connection with its existing share repurchase authorization of 68.5 million shares.

“We are pleased to announce an accelerated share repurchase program, which reflects our strong capital position and confidence in our long-term strategic growth plan. This program, combined with our quarterly cash dividend, underscores our commitment to a disciplined and balanced approach to capital allocation and delivering strong returns to shareholders,” commented Jay Schottenstein, AEO’s Executive Chairman of the Board and Chief Executive Officer.

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About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer with a portfolio of beloved apparel brands including American Eagle, Aerie, OFFL/NE by Aerie, Todd Snyder and Unsubscribed. Rooted in optimism, inclusivity and authenticity, AEO’s brands empower every customer to celebrate their unique personal style by offering casual, comfortable, timeless outfitting and high-quality products that are made to last.

AEO Inc. operates stores in the United States, Canada and Mexico, with merchandise available in more than 30 countries through a global network of license partners. Additionally, the company operates a robust e-commerce business across its brands. For more information, visit aeo-inc.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release and related statements by management contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), which represent management’s expectations or beliefs concerning future events. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on many important factors, some of which may be beyond the company’s control. Words such as “outlook,” “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “may,” “potential,” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. All forward-looking statements made by the company are inherently uncertain because they are based on assumptions and expectations concerning future events and are subject to change based on many important factors, some of which may be beyond the company’s control. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise and even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. The following factors, in addition to the risks disclosed in Item 1A., Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended February 3, 2024 and in any other filings that we may make with the Securities and Exchange Commission in some cases have affected, and in the future could affect, the company’s financial performance and could cause actual results to differ materially from those expressed or implied in any of the forward-looking statements included in this release or otherwise made by management: the risk that the company’s operating, financial and capital plans may not be achieved; our inability to anticipate customer demand and changing fashion trends and to manage our inventory commensurately; seasonality of our business; our inability to achieve planned store financial performance; our inability to react to raw material cost, labor and energy cost increases; our inability to gain market share in the face of declining shopping center traffic; our inability to respond to changes in e-commerce and leverage omni-channel demands; our inability to expand internationally; difficulty with our international merchandise sourcing strategies; the possibility that product costs are adversely affected by foreign trade issues (including import tariffs and other trade restrictions imposed by the U.S., China or other countries), currency exchange rate fluctuations, increasing prices for raw materials, supply chain issues, political instability or other reasons; challenges with information technology systems, including safeguarding against security breaches; and global economic, public health, social, political and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, which could have a material adverse effect on our business, results of operations and liquidity.

The use of the “company,” “AEO,” “we,” “us,” and “our” in this release refers to American Eagle Outfitters, Inc.